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                                                                  EXHIBIT 2.2


                              CONTRACT OF WARRANTY

         Agreement made as of the 24th day of May, 1996 by and among The Cerplex Group, Inc., a Delaware corporation ("CPLX"), and Cerplex Limited, an English company ("CPLX Ltd."), on the one hand, and Rank Xerox - The Document Company SA, a French societe anonyme ("RXSA"), and Rank Xerox Limited, an English company ("RXL"), on the other hand. CPLX and CPLX Ltd. are sometimes referred to collectively in this Agreement as the "Buyers" and RXSA and RXL are sometimes referred to collectively in this Agreement as the "Sellers".

         The Sellers together own all of the shares representing the capital stock of Cerplex SAS, a French societe par actions simplifiee, being the legal successor to Rank Xerox et Compagnie, a French societe en nom collectif (the "Company"), with a capital stock of Twenty-Nine Million French Francs (29,000,000FF) divided into 290,000 shares with a nominal value of 100FF each (collectively, the "Shares"). This Agreement is being entered into in connection with a transaction in which the Buyers will purchase from the Sellers all of the Shares. A Stock Purchase Agreement among the Buyers and the Sellers, dated the date of this Agreement (the "Stock Purchase Agreement"), sets forth the terms and conditions upon which the Buyers will purchase the Shares from the Sellers.

         In consideration of the mutual promises made in this Agreement, and in consideration of the representations, warranties and covenants contained in this Agreement and in the Stock Purchase Agreement, the parties agree as follows:

         1. Representations and Warranties of the Sellers. Each of the Sellers, severally and not jointly, represents and warrants to the Buyers that the statements made by such Seller in this Section 1 are true and correct. Attached to this Agreement is a schedule of exceptions to the representations and warranties of the Sellers set forth in Sections 1 and 2 of this Agreement (the "Disclosure Schedule"). The Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 1 and in Section 2, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Section 1 or in
Section 2, as the case may be.

                 1.01 Shares. Such Seller owns or has the power to transfer the number of Shares set forth opposite such Seller's name in Section
1.01 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions contained in the statuts of the Company, all of which have been or will be waived prior to Closing (as defined in the Stock Purchase Agreement)), liens, charges, encumbrances, options or adverse claims or rights. Such Seller is not a party to any option, warrant, contract or other arrangement or commitment providing for the disposition or acquisition of any capital stock of the Company (other than the Stock Purchase Agreement).

                 1.02 Authorization of the Transaction. Such Seller has the full right, power and authority to enter into this Agreement and the Stock Purchase Agreement and to perform its obligations under this Agreement and the Stock Purchase Agreement. The execution and delivery by such Seller of this Agreement and the Stock Purchase Agreement and the consummation by such Seller of all transactions contemplated by this
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Agreement and the Stock Purchase Agreement have been duly authorized by all requisite corporate action on the part of such Seller. This Agreement and the Stock Purchase Agreement have been duly executed by such Seller and each constitutes a valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

                 1.03 Organization. Such Seller is a societe anonyme duly organized, and validly existing under the laws of the Republic of France, in the case of RXSA, and a company duly organized and validly existing under the laws of England and Wales and not in liquidation, in the case of RXL.

                 1.04 Non-Contravention. Such Seller is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution, delivery or performance of this Agreement or the Stock Purchase Agreement by such Seller. Neither the execution and delivery of this Agreement or the Stock Purchase Agreement, nor the consummation of the transactions contemplated by this Agreement or the Stock Purchase Agreement, will conflict with or violate any provision of the corporate charter documents of such Seller.

                 1.05 Broker's Fees. Except as set forth in Section 7 of the Stock Purchase Agreement, no broker or finder has acted for such Seller in connection with the transactions contemplated by this Agreement or the Stock Purchase Agreement.

                 1.06 Disclosure. No representation or warranty by such Seller in this Agreement or the Stock Purchase Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of such Seller or the Company or any of their respective Affiliates pursuant to this Agreement or the Stock Purchase Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were or will be made, not false or misleading. For purposes of this Agreement, "Affiliate" shall have the meaning ascribed to such term in the United States Securities Act of 1933, as amended.

         2. Representations of the Sellers Regarding the Company. Each of the Sellers, jointly and severally, represents and warrants to the Buyers that the statements made in this Section 2 are true and correct. For purposes of this Agreement, any statement that is made "to the knowledge" or "to the best knowledge" of the Sellers shall be deemed to include facts and circumstances known, or that should have been known, to any of the managers of the Company immediately prior to the Closing.

                 2.01 Organization. The Company is a societe par actions simplifiee duly organized, validly existing and in good standing under the laws of the Republic of France, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver the agreements contemplated by Section 3.01 of the Stock Purchase Agreement, and to consummate the transactions contemplated thereby. Neither the conduct of the Company's business nor its





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ownership or leasing of property requires it to be qualified to do business in any jurisdiction other than France. A copy of the statuts of the Company have been previously delivered to the Buyers, are complete and correct, and no amendments have been made thereto or have been authorized since the date of such copy. The Company is not in violation of any provision of its statuts.

                 2.02 Capitalization. The Company's capital stock is as set forth in Section 2.02 of the Disclosure Schedule. All of the shares of the Company's capital stock have been, and on the Closing Date will be, validly issued and fully paid, and no other shares or other securities have been authorized for issuance for any purpose. There are no outstanding or authorized options, warrants, rights, contracts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or by which the Company is bound providing for the issuance, disposition or acquisition of any of the Company's capital stock.

                 2.03 Subsidiaries. The Company owns no equity interest in any other legal entity.

                 2.04 Authorization. The execution and delivery by the Company of the agreements contemplated by Section 3.01 of the Stock Purchase Agreement, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all requisite corporate action, and such agreements, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company. The execution, delivery and performance by the Company of such agreements will not, with or without the giving of notice or the passage of time or both: (a) violate the provisions of any law, rule or regulation applicable to the Company; (b) violate the provisions of the statuts of the Company; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator to which the Company is a party or by which it is bound; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Company is a party or by which the Company or any of its properties is or may be bound. Section 2.04 of the Disclosure Schedule sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Company of the transactions contemplated by this Agreement and the Stock Purchase Agreement.

                 2.05 Absence of Undisclosed Liabilities. Except as and to the extent reflected and reserved against in the Provisional Balance Sheet delivered in accordance with Section 2.01 of the Agreement, as of the Balance Sheet Date (as defined in the Agreement), the Company had no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which was material as of the Balance Sheet Date to the condition (financial or otherwise) of the assets, properties, business or prospects of the Company, and, since the Balance Sheet Date, the Company has not assumed or otherwise incurred any such material liability other than the liabilities set forth in Section 2.05 to the Disclosure Schedule. For purposes of this Section 2.05, "material" means any amount in excess of 500,000FF in the aggregate.





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                 2.06     Litigation.  Except as set forth in Section 2.06 of
the Disclosure Schedule, the Company is not (a) subject to any unsatisfied judgment, order, decree, stipulation or injunction, (b) a party (either as a plaintiff or defendant) to any pending complaint, action, suit, proceeding, hearing or investigation or (c) threatened to be made a party to any complaint, action, suit, proceeding, hearing or investigation. There is no basis for any such complaint, action, suit, proceeding, hearing or investigation.

                 2.07 Personal Property. The list of the Company's fixed assets delivered to CPLX simultaneously with the Disclosure Schedule sets forth
(i) a true, correct and complete list of all items of tangible personal property owned by the Company as of April 19, 1996; or not owned by the Company but in the possession of and used by the Company, including without limitation all tooling (collectively, the "Personal Property"); and (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the Company. Except as disclosed in Section 2.07 of the Disclosure Schedule: (a) as of the Closing, the Company owns each item of Personal Property free and clear of all liens, leases, encumbrances or claims, other than items, not material in aggregate amount, disposed of by the Company in the ordinary course of business since April 19, 1996; (b) each item of Personal Property owned by the Company is in good operating condition and repair, normal wear and tear excepted, and normal maintenance has been consistently performed with respect to it; and (c) the Company owns or otherwise has the right to use all of the Personal Property now used or useful in the operation of its business or the use of which is necessary for or useful in the performance of any material contract to which it is a party.

                 2.08 Intangible Property. Section 2.08 of the Disclosure Schedule sets forth, as of the Closing Date, (i) a true, correct and complete list or description of all items of intangible personal property, including, but not limited to, trade secrets, know-how, any other confidential information, patents, trade names, trademarks, trade name and trademark registrations, copyrights and copyright registrations, and applications for any of the foregoing ("Intangible Property") owned or used by the Company in its business, specifying which items of Intellectual Property are owned by the Company and which items are owned by a third party; and (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which the Company is a party, either as licensee or licensor, with respect to the Intangible Property. Except as otherwise disclosed in Section 2.08 of the Disclosure Schedule:

                          (a)     the Company is the sole and exclusive owner
of all right, title and interest in and to the Intangible Property, free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims;

                          (b)     the Company has the right and authority to
use, and to continue to use in perpetuity after the Closing, the Intangible Property in connection with the conduct of its business in the manner presently conducted, and such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

                          (c)     there are no outstanding, nor to the best
knowledge of the Sellers, any threatened disputes or other disagreements with respect to any licenses or





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similar agreements or arrangements described in Section 2.08 of the Disclosure
Schedule or with respect to infringement by a third party of any of the Intangible Property; and

                          (d)     the Company has taken all steps reasonably
necessary to protect its right, title and interest in and to the Intangible Property owned by it and the continued use of the Intangible Property owned by third parties.

provided, however, that RXL reserves a free, perpetual, worldwide, non-exclusive license, with right to sublicense Xerox Corporation and its subsidiaries and affiliates, under any know-how and trade secrets transferred by Xerox Corporation or its subsidiaries or affiliates to the Company, or developed by the Company, prior to the Closing.

                 2.09 Real Property; Environmental Matters. Section 2.09 of the Disclosure Schedule contains a true, correct and complete list of (i) the address and legal description of all real property owned by the Company (the "Real Property") and (ii) all liabilities, liens, encumbrances, easements, restrictions, reservations, rights, tenancies, agreements or other obligations (collectively, "Exceptions") affecting the Real Property. On the Closing Date, the Company has good, clear, record and marketable title to the Real Property, free and clear of all Exceptions, other than those described in Section 2.09 of the Disclosure Schedule. The transactions contemplated by this Agreement and the Stock Purchase Agreement will not conflict with or give rise to any third party preemptive right or right of first refusal. The Company is neither the lessor nor the lessee of any real property. Except as set forth in Section
2.09 of the Disclosure Schedule:

                          (a)     there is no pending or threatened
condemnation proceeding or seizure by public authorities with respect to the Real Property;

                          (b)     all of the buildings, fixtures and other
improvements located on the Real Property are in good operating condition and repair, normal wear and tear excepted;

                          (c)     the Real Property complies with the
requirements of all building, zoning, health, safety, environmental, pollution control, waste products, sewage control and other similar applicable statutes, laws, codes, ordinances, rules, orders, regulations and decrees (collectively, the "Governmental Regulations") of all governmental agencies having jurisdiction over the Real Property;

                          (d)     no environmentally hazardous substance
(including without limitation any asbestos) has been discharged or otherwise introduced onto the Real Property by the Company or any third party, and neither the Company nor any of its affiliates has ever commissioned any study or report from outside consultants with respect to any such hazardous substances on the Real Property; and

                          (e)     the Company is not in violation of any law,
ruling, order, decree, regulation, permit, or other environmental or hazardous waste requirement applicable to the Company or the Real Property, relating to health, safety, pollution,





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hazardous waste, environmental or other similar matters, which has not been entirely corrected or which is in the process of being corrected and which will be corrected promptly and at the expense of the Sellers.

                 2.10     Tax Matters.     The Company has filed all tax
returns required to be filed and paid all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due, including without limitation income, franchise, real estate, capital gains, registration, VAT and customs duties. All taxes that the Company is or was required to withhold or collect (including without limitation VAT and withholding taxes on employee wages) have been duly collected and, to the extent required, paid to the proper governmental authority. Except as set forth in Section 2.10 of the Disclosure Schedule, the Company is not currently the subject of any tax or customs investigation or proceeding nor is any investigation or proceeding threatened.

                 2.11     Contracts and Commitments.

                          (a)     Section 2.11 of the Disclosure Schedule
contains a true, complete and correct list and description, as of the Closing Date, of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

                                  (i)      all loan agreements, indentures,
mortgages, guaranties, pledges, conditional sale, title retention or security agreements to which the Company is a party or by which the Company or any of its property is bound;

                                  (ii)     all collective bargaining
agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, retirement plans and other plans, agreements, arrangements or commitments with respect to employee benefits to which the Company is a party or by which the Company or any of its property is bound;

                                  (iii)    all agency or similar agreements to
which the Company is a party;

                                  (iv)     all contracts, agreements or other
understandings or arrangements between the Company and the Sellers or any of their Affiliates directly affecting the business of the Company after the Closing; and

                                  (v)      all other material contracts,
agreements, commitments, purchase orders or other understandings or arrangements to which the Company is a party.

                          (b)     Except as set forth in Section 2.11 of the
Disclosure Schedule:

                                  (i)      each Contract is a valid and binding
agreement of the Company, enforceable in accordance with its terms;





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                                  (ii)     the Company is not in breach of or
default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto; and

                                  (iii)    to the best knowledge of the
Company, each Contract will remain in force after the Closing, and the transactions contemplated by this Agreement and the Stock Purchase Agreement shall not automatically terminate any Contract or give the other party thereto the right to terminate any Contract.

                          (c)     There are no accrued and unfunded liabilities
with respect to any Contract which liability relates to any period prior to the Closing Date.

                          (d)     True, correct and complete copies of all
Contracts have previously been delivered or made available by the Company or the Sellers to the Buyers.

                 2.12 Permits. The Company has all requisite governmental licenses, permits and certificates necessary to conduct its business and own and operate its assets (collectively, the "Permits"). Section 2.12 of the Disclosure Schedule sets forth a true, correct and complete list of all such Permits, copies of which have previously been delivered by the Company or the Sellers to the Buyers.

                 2.13 Employee Relations. The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and there are no arrears in the payment of wages or social security taxes. The Company has no continuing obligation for health, life, medical insurance or other similar fringe benefits to any former employee of the Company. The Company has no accrued or unfunded liabilities with respect to employees who have been terminated or given notice of termination prior to the Closing Date. The Company has provided to the Buyers a true, correct and complete list of the payroll of the Company as at the Closing Date, including the job descriptions and salary or wage rates of, and bonuses payable to, each of its employees. Except as set forth in Section
2.13 of the Disclosure Schedule, there is no strike, walkout or other labor disruption under way or threatened against the Company.

                 2.14 Absence of Threatened Changes or Events. The Sellers have no knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Company or prevent it from continuing its business after the Closing substantially as conducted prior to the Closing, except as specifically contemplated by this Agreement, the Stock Purchase Agreement and the other agreements contemplated hereby and thereby.

                 2.15 Customers and Suppliers. The Company has provided to the Buyers a true, correct and complete list of the names and addresses of (a) each customer of the Company as at the Closing Date and (b) each supplier of the Company as at the Closing Date, other than suppliers that are affiliates of RXSA. Except as set forth in Section 2.15 of the Disclosure Schedule, the Company is not more than 30 days in arrears in any trade





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accounts payable or other payments owing to any supplier.  Section 2.15 of the
Disclosure Schedule sets forth all prepayments and deposits which have been received by the Company as of the date hereof from customers for products to be shipped, or services to be performed, after the Closing Date.

                 2.16 Banking Facilities. Section 2.16 of the Disclosure Schedule sets forth a true, correct and complete list of each financial institution in which the Company has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company at such financial institution and the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility.

                 2.17 Powers of Attorney; Suretyships. Except as set forth in Section 2.17 of the Disclosure Schedule, the Company has no general or special powers of attorney outstanding (whether as grantor or grantee thereof) nor any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person or legal entity.

                 2.18 Disclosure. The information concerning the Company set forth in this Agreement, the Stock Purchase Agreement, the Disclosure Schedule, and any document, statement or certificate furnished to the Buyers by or on behalf of the Sellers or the Company or any of their respective Affiliates pursuant to this Agreement or the Stock Purchase Agreement, does not contain any untrue statement of a material fact nor does it omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not false or misleading.

         3. Representations of the Buyers. Each of the Buyers, severally and not jointly, represents and warrants to the Sellers that the statements made by such Buyer in this Section 3 are true and correct:

                 3.01 Authorization of the Transaction. Such Buyer has the full right, power and authority to enter into this Agreement and the Stock Purchase Agreement and to perform its obligations under this Agreement and the Stock Purchase Agreement. The execution and delivery by such Buyer of this Agreement and the Stock Purchase Agreement and the consummation by such Buyer of all transactions contemplated by this Agreement and the Stock Purchase Agreement have been duly authorized by all requisite corporate action on the part of such Buyer. This Agreement and the Stock Purchase Agreement have been duly executed by such Buyer and each constitutes a valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms.

                 3.02 Organization. CPLX represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, USA. CPLX Ltd. represents and warrants that it is a company duly organized and validly existing under the laws of England and Wales and that it is not in liquidation.





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                 3.03     Non-Contravention.  Such Buyer is not a party to,
subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution, delivery or performance of this Agreement or the Stock Purchase Agreement by such Buyer. Neither the execution and delivery of this Agreement or the Stock Purchase Agreement, nor the consummation of the transactions contemplated by this Agreement or the Stock Purchase Agreement, will conflict with or violate any provision of the organizational documents of such Buyer or of any agreement with its bankers.

                 3.04 Broker's Fees. No broker or finder has acted for such Buyer in connection with the transactions contemplated by this Agreement or the Stock Purchase Agreement.

                 3.05 Disclosure. No representation or warranty by such Buyer in this Agreement or the Stock Purchase Agreement, and no statement contained in any other document, certificate or other instrument delivered by or on behalf of such Buyer pursuant to this Agreement or the Stock Purchase Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not false or misleading.

                 3.06     Employee Severance Pay.   The Buyers shall cause the
Company to be solely responsible for any severance cost relating to or resulting from termination after the Closing Date of any employment contract of the Company's employees.

         4.      Indemnification

                 4.01 Indemnification By Sellers. Each of the Sellers, jointly and severally, hereby indemnifies and holds harmless each of the Buyers and, if the Closing occurs, the Company, from and against all claims, damages, losses, liabilities, and direct and indirect costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for defending any actions or threatened actions) (collectively, the "Losses") in connection with each and all of the following:

                          (a)     any material misrepresentation or breach of
any representation or warranty made by such Seller in this Agreement or in the Stock Purchase Agreement;

                          (b)     any material breach of any covenant,
agreement or obligation of such Seller or the Company contained in this Agreement, the Stock Purchase Agreement or any other agreement, instrument or document contemplated by this Agreement or the Stock Purchase Agreement;

                          (c)     any misrepresentation contained in any
statement, certificate or schedule furnished by such Seller or the Company pursuant to this Agreement or the Stock Purchase Agreement or in connection with the transactions contemplated by this Agreement or the Stock Purchase Agreement;





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                          (d)     any violation by the Company (or by RXSA,
while it was owner of the Real Property) of, any failure by the Company (or
RXSA) to comply with, or any other liability of the Company (or RXSA, as owner or former owner of the Real Property) under any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Company (or RXSA, as owner or former owner of the Real Property), its assets or its business, regardless of when issued, which violation or failure occurred prior to the Closing, whether or not any such violation or failure to comply has been disclosed to the Buyers, including any costs incurred by the Buyers or the Company (A) in order to bring the Company into compliance with applicable environmental laws (including without limitation remediation of the surface and subsurface soil and groundwater on or adjacent to the Real Property) or (B) in order to remove all asbestos from the Real Property and to monitor the physical state of the asbestos prior to completion of such removal, and to compensate any third parties for injuries sustained as a result of exposure to such asbestos;

                          (e)     any warranty claim or product liability claim
relating to (i) products manufactured or sold by the Company prior to the Closing Date or (ii) the Company's business or operation prior to the Closing Date;

                          (f)     except as otherwise provided in the Stock
Purchase Agreement, in Section 3.06 of this Agreement or agreed in writing between the parties, any tax, social payment or customs liabilities of the Company arising from this transaction or from actions prior to the Closing Date;

                          (g)     all damages, costs and expenses incurred by
the Company in connection with the pending legal action by ITO; and

                          (h)     all fees, costs, expenses and claims by
contractors, sub-contractors or other service providers incurred in connection with refurbishing portions of the Real Property formerly leased from Danzas.

                 4.02 Indemnification By Buyers. Each of the Buyers, jointly and severally, hereby indemnifies and holds harmless each of the Sellers and, if the Closing does not occur, the Company, from and against all Losses in connection with each and all of the following:

                          (a)     any material misrepresentation or breach of
any representation or warranty made by such Buyer in this Agreement or in the Stock Purchase Agreement;

                          (b)     any material breach of any covenant,
agreement or obligation of such Buyer contained in this Agreement, the Stock Purchase Agreement or any other agreement, instrument or document contemplated by this Agreement or the Stock Purchase Agreement; or

                          (c)     any misrepresentation contained in any
statement, certificate or schedule furnished by such Buyer pursuant to this Agreement or the Stock Purchase Agreement or in connection with the transactions contemplated by this Agreement or the Stock Purchase Agreement.





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                 4.03     Claims for Indemnification.  Whenever any claim shall
arise for indemnification under this Section 4, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party required to provide indemnification (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim and, upon request, give access to the Indemnifying Party to all relevant records and documents in the possession or control of the Indemnified Party and any part of the Company premises pertaining to the claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld, conditioned or delayed, of the Indemnifying Party; provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in
Section 4.04 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party as provided in Section 4.04; and provided further, that if such suit shall cause a disruption in the business of the Company (whether as a result of an injunction or otherwise), then the Indemnified Party shall have the right to take all actions, including without limitation the right to settle or compromise such claim, necessary in the sole judgment of the Indemnified Party to eliminate such business disruption.

                 4.04 Defense by the Indemnifying Party. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claim or legal proceeding and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).
The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date notice of such claim is delivered to the Indemnifying Party: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own





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
expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

                 4.05 Payment of Indemnification Obligation. All indemnification payments by the Indemnifying Party hereunder shall be made within thirty (30) days after (a) such claim is accepted by the Indemnifying Party or (b) final judgment is rendered thereon by an arbitration tribunal or court of competent jurisdiction, and shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability. Payment shall be made to the Indemnified Party making such claim, provided that, if the Buyers are the Indemnified Party, they may elect to have payment made to the Company.

                 4.06 Survival of Representations; Claims for Indemnification. All representations and warranties made by the Sellers and the Buyers in this Agreement or the Stock Purchase Agreement, or in any instrument or document furnished in connection with this Agreement or the Stock Purchase Agreement or the transactions contemplated hereby or thereby, shall survive the Closing and any investigation at any time made by or on behalf of the Indemnified Party for a period of six (6) years. All such representations and warranties shall expire on the sixth anniversary of the Closing Date, except for claims, if any, (a) asserted in writing prior to such sixth anniversary identified as a claim for indemnification pursuant to this Section 4, or (b) which are based upon fraud by any of the Buyers or the Sellers, which shall survive until finally resolved and satisfied in full.

         5. Miscellaneous. The provisions contained in Sections 6, 8 and 9 of the Stock Purchase Agreement shall apply with equal force and effect to this Agreement as if set forth in this Agreement. References in Section 9.02 of the Stock Purchase Agreement to the "Contract of Warranty" shall be deemed for purposes of this Agreement to be references to the Stock Purchase Agreement, except that the provisions of the Stock Purchase Agreement shall always govern in the event of any inconsistency between this Agreement and the Stock Purchase Agreement.

         This Agreement has been duly executed by the parties as of the date set forth above.


                                               THE CERPLEX GROUP, INC.


                                               By:  __________________________

                                               Title:  _______________________


                                               CERPLEX LIMITED


                                               By:  __________________________

                                               Title:  _______________________

                                              RANK XEROX - THE DOCUMENT
                                              COMPANY SA


                                              By:  ___________________________

                                              Title:  ________________________


                                              RANK XEROX LIMITED


                                              By:  ___________________________

                                              Title:  ________________________





                                       13